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                                                                    Exhibit 23.5

                                    CONSENT

    The undersigned, as an authorized representative of IDC ("IDC") hereby:

1. Consents to the naming of IDC, in connection with IDC's research dated as of 1998 and 2000 (the "Research"), in the registration statement on Form S-1 including all amendments thereto, and related prospectus of Resonate Inc. for the registration of shares of Resonate's common stock (the "Registration Statement");

2. Grants Resonate permission to include a reference to the Research in substantially the form attached hereto as Exhibit A in the Registration
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    Statement, and further certifies that the form attached hereto as Exhibit A
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    is an accurate depiction of the Research; and

3. Consents to the inclusion of this consent and the Research as an exhibit to the Registration Statement.


                                         By: /s/ Gigi Wang
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                                         Name:   Gigi Wang
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                                         Title:  Senior V.P., Communications and
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                                                 Internet Research
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                                   Exhibit A

From Form S-1 for Resonate Inc.

1. According to International Data Corporation, the market for network analysis and reporting software is expected to grow from approximately $300 million in 1999 to approximately $800 million in 2001.

2. A market study performed by International Data Corporation indicates that our customer base represents more than: 57% of all online brokerage accounts; 89% of all person-to-person Internet auction revenues; 75% of third-party online ads served; and 34% of all online personal home pages.

3. A study of market penetration within those vertical markets performed by International Data Corporation at our request reports our presence as of the fourth quarter of 1999 in the markets for:

        Online brokerage services: Our customers, Charles Schwab, DLJ Direct, E*Trade and Morgan Stanley Dean Witter, represent 57% of all online brokerage accounts

        Online ad insertion: Our customers, DoubleClick and AdForce, deliver 75% of all third-party online ads

        Internet personal homepage services: Our customers, Yahoo!/GeoCities and theGlobe, represent 34% of all online personal home pages

        Internet auctions: Our customers, eBay, Internet Shopping Network, Auction Universe and ACUSA represent 89% of all online person-to-person Internet auction revenues